Exhibit 99.1

Freshpet, Inc. Reports Second Quarter 2020 Financial Results

Company Raises Full Year 2020 Outlook

SECAUCUS, N.J. – August 3, 2020 – Freshpet, Inc. (“Freshpet” or the “Company”) (NASDAQ: FRPT) today reported financial results for its second quarter and six months ended June 30, 2020.

Second Quarter 2020 Financial Highlights Compared to Prior Year Period

●	Net sales of $80.0 million, an increase of 33.2%
●	Net Income of $0.2 million, compared with prior year net loss of $5.7 million
●	Adjusted EBITDA of $11.2 million, compared to $1.2 million, an increase of 833.3% [1]

“When the COVID crisis struck in March, our team quickly pivoted to address the changing environment and that enabled us to deliver very robust results – with the second quarter reflecting our strongest sales growth in years and we converted that growth into a sharp improvement in our bottom line,” commented Billy Cyr, Freshpet’s Chief Executive Officer.  “By focusing our efforts on the safety and wellbeing of our team members, we have been able to rebuild supply, replenish stores and convert more families to Freshpet at a time when our pets mean so much to us.  As a result, we are raising our guidance for the year and are well on our way towards fulfilling our mission to change the way people feed their pets forever.  We are incredibly grateful to our employees and those of our customers, suppliers and partners for their dedicated efforts in making this possible.”

Second Quarter 2020

Second quarter of 2020 net sales increased 33.2% to $80.0 million compared to $60.1 million for the second quarter of 2019. Net sales for the second quarter of 2020 were driven by velocity, innovation, and distribution gains.

Gross profit was $33.9 million, or 42.4% as a percentage of net sales, for the second quarter of 2020, compared to $27.3 million, or 45.5% as a percentage of net sales, in the same period last year. For the second quarter 2020, Adjusted Gross Profit was $39.2 million, or 49.1% as a percentage of net sales, compared to $29.1 million, or 48.5% as a percentage of net sales, in the prior year period. The increase in Adjusted Gross Profit as a percentage of net sales was primarily due to higher sales price realization and a shift in sales mix, partially offset by increased processing cost. Adjusted Gross Profit is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to Gross Profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $33.7 million for the second quarter of 2020 compared to $32.7 million in the prior year period. As a percentage of net sales, SG&A decreased to 42.1% for the second quarter of 2020 compared to 54.4% in the second quarter of 2019. Adjusted SG&A for the second quarter of 2020 was $28.1 million, or 35.1% as a percentage of net sales, compared to $27.9 million, or 46.4% as a percentage of net sales, in the prior year period. The decrease in Adjusted SG&A as a percentage of net sales was a result of increased expense leverage on higher net sales and decreased media spend as a result of shifting the timing of the media spend in the current year versus prior year period. Adjusted SG&A is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

Net income was $0.2 million for the second quarter of 2020 compared to net loss of $5.7 million for the prior year period. The increase in net income was due to higher net sales and increased gross profit, partially offset by increased SG&A.

Adjusted EBITDA was $11.2 million, or 14.0% as a percentage of net sales, for the second quarter of 2020, compared to $1.2 million, or 2.0% as a percentage of net sales, in the second quarter of 2019. The increase in Adjusted EBITDA was a result of higher net sales, increased Adjusted Gross Profit, partially offset by increased Adjusted SG&A expense. Adjusted EBITDA is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to net loss in the financial tables that accompany this release.

1 Adjusted EBITDA, as well as certain other measures in this release, is a non-GAAP financial measure. See "Non-GAAP Measures" for how we define these measures and the financial tables that accompany this release for reconciliations of these measures to the closest comparable GAAP measures.

First Six Months of 2020

Net sales increased 30.7% to $150.1 million for the first six months of 2020 compared to $114.8 million for the first six months of 2019. Growth in net sales for the first six months of 2020 was driven by velocity, innovation, and distribution gains.

Gross profit was $65.7 million, or 43.8% as a percentage of net sales, for the first six months of 2020, compared to $53.2 million, or 46.4% as a percentage of net sales, in the same period last year. For the first six months of 2020, Adjusted Gross Profit was $73.9 million, or 49.3% as a percentage of net sales, compared to $56.7 million, or 49.4% as a percentage of net sales, in the prior year period. The slight decrease in Adjusted Gross Profit as a percentage of net sales was primarily due to increased processing cost, and increased cost related to the ramp up of seven-day production, partially offset by higher sales price realization and a shift in sales mix. Adjusted Gross Profit is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to Gross Profit in the financial tables that accompany this release.

SG&A expenses were $68.4 million for the first six months of 2020 compared to $61.9 million in the prior year period. As a percentage of net sales, SG&A decreased to 45.6% for the first six months of 2020 compared to 53.9% in the prior year period. Adjusted SG&A for the first six months of 2020 was $57.0 million, or 38.0% as a percentage of net sales, compared to $52.8 million, or 45.9% as a percentage of net sales, in the prior year period. The decrease in SG&A and Adjusted SG&A as a percentage of net sales was a result of increased expense and media leverage on higher net sales. Adjusted SG&A is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

Net loss was $3.4 million for the first six months of 2020 compared to net loss of $9.1 million for the prior year period. The improvement in net loss was due to higher net sales and increased gross profit, partially offset by increased SG&A expenses.

Adjusted EBITDA was $16.9 million, or 11.3% as a percentage of net sales, for the first six months of 2020, compared to $4.0 million, or 3.5% as a percentage of net sales, in the prior year period. The increase in Adjusted EBITDA was a result of increased Adjusted Gross Profit, partially offset by increased Adjusted SG&A expense. Adjusted EBITDA is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to net loss in the financial tables that accompany this release.

Cash and Net Debt

In February 2020, the Company raised $252.1 million in net proceeds from common stock issued in a primary offering. The Company utilized a portion of the proceeds to pay down $76.0 million of the outstanding balance of its credit facilities as well as partially fund the $57.0 million capital expansion project spend incurred during the six months ended June 30, 2020.

As of June 30, 2020, the Company had cash and cash equivalents of $107.7 million and short-term certificates of deposits of $20.0 million, with no debt outstanding. The Company has an available $130.0 million delayed draw term loan facility and a $35.0 million revolving loan facility.

The Company expects to fund the remaining planned capacity expansions through its cash on hand, borrowing capacity under the credit facility, and cash from operations.

Outlook

For full year 2020, the Company increased its net sales and Adjusted EBITDA outlook compared to the prior year. The Company's guidance continues to assume that the macroeconomic environment progresses as it has for the last month or two and that there are no additional, significant disruptions to the supply chain, its customers or consumers, including any issues from an adverse macroeconomic environment and increased social unrest.

The Company now expects the following results for the year ending December 31, 2020:

●	To exceed net sales of $320.0 million, an increase greater than 30% from 2019, and reflects an increase from prior guidance of net sales to exceed $310.0 million.

●	To exceed Adjusted EBITDA of $46.0 million, an increase greater than 57% from 2019, and reflects an increase from prior guidance of Adjusted EBITDA to exceed $44.0 million.

The Company does not provide guidance for the most directly comparable GAAP measure, net income, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call & Earnings Presentation Webcast Information

As previously announced, today the Company will host a conference call beginning at 4:30 p.m. Eastern Time with members of its leadership team. Please visit the “Investors” section of Freshpet’s website at www.freshpet.com to access the live webcast and presentation. The webcast will be available in listen-only mode and will be archived online through August 18, 2020.

About Freshpet

Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Kitchens in Bethlehem PA.  We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery (including online), natural food, club, and pet specialty retailers across the United States, Canada and Europe. From the care, we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://plus.google.com/+Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release constitute “forward-looking” statements. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are several risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K and its quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

●	Adjusted Gross Profit

●	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)

●	Adjusted SG&A

●	Adjusted SG&A as a % of net sales

●	EBITDA

●	Adjusted EBITDA

●	Adjusted EBITDA as a % of net sales

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as Gross Profit before depreciation expense, plant start-up expense, COVID-19 expenses and non-cash share-based compensation.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization expense, non-cash share-based compensation, launch expense, fees related to equity offerings of our common stock, loss/(gain) on disposal of equipment, COVID-19 expenses and Enterprise Resource Planning (“ERP”) expense.

EBITDA and Adjusted EBITDA: EBITDA represents net loss plus interest expense, income tax expense and depreciation and amortization expense, and Adjusted EBITDA represents EBITDA plus loss/(gain) on disposal of equipment, non-cash share-based compensation expense, launch expenses, fees related to equity offerings, plant start up expense, COVID-19 expenses and ERP expense.

Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

CONTACT

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$107,727,885	$9,471,676
Short-term investments	20,001,196	—
Accounts receivable, net of allowance for doubtful accounts	22,651,347	18,580,840
Inventories, net	18,692,994	12,542,269
Prepaid expenses	2,782,085	3,275,992
Other current assets	765,463	10,452,990
Total Current Assets	172,620,970	54,323,767
Property, plant and equipment, net	220,074,510	165,287,597
Deposits on equipment	6,134,329	3,600,931
Operating lease right of use assets	8,690,401	9,154,234
Other assets	4,340,100	3,759,058
Total Assets	$411,860,310	$236,125,587
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,090,164	$18,667,729
Accrued expenses	8,985,593	22,132,928
Current operating lease liabilities	1,336,694	1,185,058
Total Current Liabilities	19,412,451	41,985,715
Long term debt	—	54,466,099
Long term operating lease liabilities	7,856,832	8,409,252
Total Liabilities	$27,269,283	$104,861,066
STOCKHOLDERS' EQUITY:
Common stock	40,480	36,162
Additional paid-in capital	591,386,109	334,299,172
Accumulated deficit	(206,172,555)	(202,735,417)
Accumulated other comprehensive income	(406,781)	(79,170)
Treasury stock, at cost — 14,169 shares on June 30, 2020 and on December 31, 2019	(256,226)	(256,226)
Total Stockholders' Equity	384,591,027	131,264,521
Total Liabilities and Stockholders' Equity	$411,860,310	$236,125,587

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

NET SALES	$79,980,060	$60,052,179	$150,077,864	$114,844,381
COST OF GOODS SOLD	46,046,979	32,725,598	84,355,157	61,602,819
GROSS PROFIT	33,933,081	27,326,581	65,722,707	53,241,562
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	33,702,103	32,672,284	68,378,046	61,904,534
INCOME (LOSS) FROM OPERATIONS	230,978	(5,345,703)	(2,655,339)	(8,662,972)
OTHER INCOME/(EXPENSES):
Other Income/(Expenses), net	23,586	(20,748)	45,104	(3,453)
Interest Expense	(79,869)	(275,649)	(783,703)	(378,425)
	(56,283)	(296,397)	(738,599)	(381,878)
INCOME (LOSS) BEFORE INCOME TAXES	174,695	(5,642,100)	(3,393,938)	(9,044,850)
INCOME TAX EXPENSE	21,600	19,250	43,200	38,500
INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$153,095	$(5,661,350)	$(3,437,138)	$(9,083,350)
OTHER COMPREHENSIVE INCOME (LOSS):
Change in foreign currency translation	$(386,566)	$(153,321)	$(327,611)	$(62,274)
TOTAL OTHER COMPREHENSIVE (LOSS)	(386,566)	(153,321)	(327,611)	(62,274)
TOTAL COMPREHENSIVE INCOME (LOSS)	$(233,471)	$(5,814,671)	$(3,764,749)	$(9,145,624)
NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$0.00	$(0.16)	$(0.09)	$(0.25)
-DILUTED	$0.00	$(0.16)	$(0.09)	$(0.25)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN COMPUTING NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	40,338,982	35,930,350	38,891,370	35,800,061
-DILUTED	41,509,819	35,930,350	38,891,370	35,800,061

FRESHPET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Six Months Ended
	June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,437,138)	$(9,083,350)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Provision for loss/(gains) on accounts receivable	6,631	(2,520)
Loss on disposal of equipment	35,855	684
Share-based compensation	4,464,116	2,630,180
Inventory obsolescence	151,123	105,170
Depreciation and amortization	9,893,912	7,643,452
Amortization of deferred financing costs and loan discount	691,467	72,294
Changes in operating assets and liabilities:
Accounts receivable	(4,077,138)	(7,027,205)
Inventories	(6,301,848)	(4,013,770)
Prepaid expenses and other current assets	10,181,434	(177,392)
Operating lease right of use	463,833	(177,249)
Other assets	(211,754)	(44,498)
Accounts payable	(3,430,173)	(158,556)
Accrued expenses	(13,147,335)	(31,969)
Other lease liabilities	(400,784)	229,194
Other current liabilities	—	200,000
Net cash flows used in operating activities	(5,117,799)	(9,835,535)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of short-term investments	(20,001,196)	—
Acquisitions of property, plant and equipment, software and deposits on equipment	(73,250,757)	(22,888,753)
Net cash flows used in investing activities	(93,251,953)	(22,888,753)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common shares issued in primary offering, net of issuance cost	252,062,253	—
Proceeds from exercise of options to purchase common stock	2,090,536	3,775,548
Tax withholdings related to net shares settlements of restricted stock units	(1,636,296)	(1,252,953)
Proceeds from borrowings under Credit Facilities	20,933,000	35,307,000
Repayment of borrowings under Credit Facilities	(76,000,000)	(7,500,000)
Financing fees paid in connection with borrowings	(823,532)	(406,859)
Net cash flows provided by financing activities	196,625,961	29,922,736
NET CHANGE IN CASH AND CASH EQUIVALENTS	98,256,209	(2,801,552)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	9,471,676	7,554,388
CASH AND CASH EQUIVALENTS, END OF PERIOD	$107,727,885	$4,752,836

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(Dollars in thousands)
Gross Profit	$33,933	$27,327	$65,723	$53,242
Depreciation expense (a)	2,550	1,589	4,294	3,155
Plant start-up expense (b)	725	—	1,192	—
Non-cash share-based compensation (c)	493	186	941	334
COVID-19 expense (d)	1,546	—	1,763	—
Adjusted Gross Profit	$39,248	$29,102	$73,914	$56,731
Adjusted Gross Profit as a % of Net Sales	49.1%	48.5%	49.3%	49.4%

(a)	Represents depreciation and amortization expense included in cost of goods sold.

(b)	Represents additional operating costs incurred in connection with the start-up of our new manufacturing lines as part of the Freshpet Kitchens expansion projects.

(c)	Represents non-cash share-based compensation expense included in cost of goods sold.

(d)	Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs related to mitigate potential supply chain disruptions during the pandemic, included in cost of goods sold.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(Dollars in thousands)
SG&A expenses	$33,702	$32,672	$68,378	$61,904
Depreciation and amortization expense (a)	2,891	2,334	5,600	4,486
Non-cash share-based compensation (b)	1,793	1,244	3,523	2,296
Launch expense (c)	686	948	1,642	2,071
Loss (gain) on disposal of equipment	34	(7)	36	1
Equity offering expenses (d)	—	265	58	299
Enterprise Resource Planning (e)	129	—	402	—
COVID-19 expense (f)	96	—	96	—
Adjusted SG&A Expenses	$28,073	$27,888	$57,020	$52,751
Adjusted SG&A Expenses as a % of Net Sales	35.1%	46.4%	38.0%	45.9%

(a)	Represents non-cash depreciation expense included in SG&A.

(b)	Represents non-cash share-based compensation expense included in SG&A.

(c)	Represents new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(d)	Represents fees associated with public offerings of our common stock.

(e)	Represents fees associated with due diligence of new Enterprise Resource Planning software.

(f)	Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs related to mitigate potential supply chain disruptions during the pandemic, included in SG&A.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN NET INCOME (LOSS) AND ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(Dollars in thousands)
Net income (loss)	$153	$(5,661)	$(3,437)	$(9,083)
Depreciation and amortization	5,441	3,923	9,894	7,643
Interest expense	80	276	784	379
Income tax expense	22	19	43	38
EBITDA	$5,696	$(1,443)	$7,284	$(1,023)
Loss (gain) on disposal of equipment	34	(7)	36	1
Non-cash share-based compensation	2,286	1,430	4,464	2,630
Launch expense (a)	686	948	1,642	2,071
Plant start-up expenses (b)	725	—	1,192	—
Equity offering expenses (c)	—	265	58	299
Enterprise Resource Planning (d)	129	—	402	—
COVID-19 expense (e)	1,642	—	1,859	—
Adjusted EBITDA	$11,199	$1,193	$16,938	$3,978
Adjusted EBITDA as a % of Net Sales	14.0%	2.0%	11.3%	3.5%

(a)	Represents new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(b)	Represents additional operating costs incurred in connection with the start-up of our new manufacturing lines as part of the Freshpet Kitchens expansion projects.

(c)	Represents fees associated with public offerings of our common stock.

(d)	Represents fees associated with due diligence of new Enterprise Resource Planning software.

(e)	Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs related to mitigate potential supply chain disruptions during the pandemic.